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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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      Date of Report (Date of Earliest Event Reported): December 14, 2004

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


         Nevada                       000-50533                84-1407365
(State or Other Jurisdiction         (Commission          (I.R.S. Employer
    of Incorporation)                File Number)         Identification Number)


200 W Mercer St., Suite 501
Seattle, Washington                                                  98119
(Address of Principal Executive Offices)                            (Zip Code)

                                 (206) 832-0600
              (Registrant's telephone number, including area code)

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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))
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Item 1.01 Entry Into a Material Definitive Agreement.

         On December 14, 2004, Dwango North America Corp. (the "Company") entered into a sub-lease contract with Microsoft Corporation whereby the Company will sub-lease approximately 15,000 square feet of office space in Seattle, WA for use as its headquarters site. The term of the lease is two years and the minimum lease commitment is approximately $527,000 for the entire lease term, payable monthly on the first day of each month. The monthly payments shall be $15,833 through February 28, 2005, $20,000 from March 1, 2005 through February 28, 2006 and $27,107 from March 1, 2006 through the end of the term. The Company has prepaid the rent for month two, three, and six of the term in the aggregate amount of approximately $47,500 and has paid a security deposit in the amount of approximately $27,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

         The disclosure contained in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2004

                                               DWANGO NORTH AMERICA CORP.


                                               By: /s/  Rick  J.  Hennessey
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                                                   Rick J. Hennessey
                                                   Chief Executive Officer


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